FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 25049


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934

Date of Report (Date of earliest event reported):  March 4, 1999


                  St. Joseph Light & Power Company
      (Exact name of registrant as specified in its charter)


         Missouri                   1-3576           44-0419850
(State or other jurisdiction   (Commission file   (IRS Employer
 of incorporation)              Number)            Identification
                                                   Number)

520 Francis Street, P.O. Box 998 St. Joseph, Missouri  64502-0998
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:(816) 233-8888

                        Not applicable
(Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS.

     On March 4, 1999, St. Joseph Light & Power Company, a Missouri corporation (the "Company"), agreed to merge (the "Merger") with and into UtiliCorp United Inc., a Delaware corporation ("UCU"). The terms of the Merger are set forth in an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 4, 1999, between UCU and the Company. In the Merger, each share of Company common stock, without par value (the "Company Common Stock"), will be converted into the right to receive the number of shares of common stock, par value $1.00 per share, of UCU (the "UCU Common Stock") determined by dividing $23.00 by the average of the per share daily closing prices of the UCU Common Stock as reported on the NYSE Composite Tape for the 20 consecutive trading days ending on the fifth day prior to the date of consummation of the Merger. UCU and the Company issued a joint press release announcing the execution of the Merger Agreement on March 5, 1999, a copy of which is filed as
Exhibit 99.1 hereto and which is incorporated by reference herein.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and a pooling of interests for financial reporting purposes.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of the Company of the Merger Agreement and the Merger; (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
(iii) certain regulatory approvals and compliance with any applicable requirements of the Federal Energy Regulatory Commission, the utility commission of Missouri and any other applicable regulatory authorities; and (iv) registration of the shares of UCU Common Stock to be issued in the Merger under the Securities Act of 1933, as amended.

     In connection with the execution of the Merger Agreement, on March 4, 1999 the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), amended that certain Rights Agreement, dated as of September 18, 1996 (the "Rights Agreement"), between the Company and the Rights Agent. Among other things, such amendment renders the Rights Agreement inoperative with respect to (x) the approval, execution and delivery of the Merger Agreement, (y) the Merger, and (z) the consummation of the transactions contemplated by the Merger Agreement.

     The amendment to the Rights Agreement is filed as
Exhibit 4.1 hereto and is incorporated herein by reference and the foregoing description of such amendment is qualified in its entirety by reference to such Exhibit.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (a) -- (b) Not applicable.

     (c)  Exhibits.

     4.1  Amendment to the Rights Agreement, dated as of March 4,
          1999, between the Company and Harris Trust and Savings
          Bank, as Rights Agent.

     99.1 Text of joint press release, dated as of March 5, 1999, issued by the Company and UCU.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 ST. JOSEPH LIGHT & POWER COMPANY


Date:  March 8, 1999                    By: /s/ Gary L. Myers
                                        Gary L. Myers
                                        Vice President, General
                                        Counsel and Secretary